Schedule A

Name of Trust	Name of Fund/Class	Basis Point Expense Rate	Expiration Date
Fidelity Concord Street Trust	Fidelity 500 Index Fund	1.5	04/30/2025
Fidelity Concord Street Trust	Fidelity Extended Market Index Fund	3.5	04/30/2025
Fidelity Concord Street Trust	Fidelity International Index Fund	3.5	04/30/2025
Fidelity Concord Street Trust	Fidelity Total Market Index Fund	1.5	04/30/2025
Fidelity Salem Street Trust	Fidelity Emerging Markets Index Fund	7.5	12/31/2024
Fidelity Salem Street Trust	Fidelity Global ex U.S. Index Fund	5.5	12/31/2024
Fidelity Salem Street Trust	Fidelity Large Cap Growth Index Fund	3.5	06/30/2024
Fidelity Salem Street Trust	Fidelity Large Cap Value Index Fund	3.5	06/30/2024
Fidelity Salem Street Trust	Fidelity Mid Cap Index Fund	2.5	06/30/2024
Fidelity Salem Street Trust	Fidelity Small Cap Index Fund	2.5	06/30/2024
Fidelity Salem Street Trust	Fidelity U.S. Bond Index Fund	2.5	10/31/2024

FIDELITY MANAGEMENT & RESEARCH COMPANY LLC
By	/s/ Christopher J. Rimmer Christopher J. Rimmer Treasurer
FIDELITY CONCORD STREET TRUST, on behalf of the Funds listed on Schedule A
By	/s/ Stacie M. Smith Stacie M. Smith President and Treasurer
FIDELITY SALEM STREET TRUST, on behalf of the Funds listed on Schedule A
By	/s/ Laura M. Del Prato Laura M. Del Prato President and Treasurer